Exhibit 3.5

ARTICLES OF ORGANIZATION

OF

DG LOGISTICS, LLC

The undersigned acting as organizer(s) of a Limited Liability Company under the provisions of the Tennessee Limited Liability Company Act, § 48-205-101, adopts the following Articles of Organization.

1.             The name of the limited liability company is DG Logistics, LLC.

2.             The name and complete address of the limited liability company’s initial registered agent and office located in the state of Tennessee is:

CT Corporation System

530 Gay Street

Knox County

Knoxville, Tennessee 37902

3.             The name and complete address of the organizer of this limited liability company is:

Dolgencorp, Inc.

100 Mission Ridge

Goodlettsville, Tennessee 37072

4.             The limited liability company will be member managed.

5.             The number of members at the date of filing is one (1).

6.             If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

7.             The complete address of the limited liability company’s principal executive office is:

100 Mission Ridge

Davidson County

Goodlettsville, Tennessee 37072

8.             The period of duration is perpetual.

Signature Date: December 16, 1999

Signature:	/s/ Brian M. Burr

Name:	Brian Burr

Signer’s	Manager
Capacity:

2